UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2010

XL Capital Ltd
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	1-10804	98-0191089
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda		HM08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-8515

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers.

As publicly announced on April 30, 2010, the ordinary shareholders of XL Capital Ltd, a Cayman Island exempted company (the “Company”), have approved the redomestication of the parent company of the XL group of companies to Ireland. As set forth in the Company’s proxy statement dated March 9, 2010 relating to the special meetings (the “Proxy Statement”), this is to be accomplished by a scheme of arrangement (the “Scheme of Arrangement”) pursuant to which the new Irish company, XL Group plc, will become the ultimate parent holding company of the XL group of companies, and the current directors of the Company will become the directors of XL Group plc and will resign from the board of what will then be a subsidiary company. Accordingly, each of our current directors (Robert R. Glauber, Michael S. McGavick, Dale R. Comey, Herbert N. Haag, G. Thompson Hutton, Joseph Mauriello, Eugene M. McQuade, Clayton S. Rose, Ellen E. Thrower and John M. Vereker) has delivered to the Company his or her conditional resignation from the Company’s Board of Directors effective only upon consummation of the redomestication, at which time they will become directors of the new parent company. The resignations will have no force or effect in the event the redomestication is not completed for any reason.

Item 5.07. Submission of Matters to a Vote of Security Holders.

1. At the Annual General Meeting of holders of Class A Ordinary Shares (the “Shareholders”) held on April 30, 2010, the Shareholders approved the following:

     a. The election of three Class III Directors to hold office until 2013:

	Votes in Favor	Votes Against	Abstentions	Broker Non-Votes

Joseph Mauriello	267,014,812	17,388,965	177,907	14,520,179
Eugene M. McQuade	265,091,715	19,311,531	178,438	14,520,179
Clayton S. Rose	282,100,561	2,031,393	179,730	14,520,179

     b. The appointment of PricewaterhouseCoopers LLP, New York, to act as the registered independent public accounting firm for the Company for the year ending December 31, 2010:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
298,558,618	393,020	150,225	0

2. At the Court-Ordered Special Meeting of the Shareholders held on April 30, 2010, the Shareholders approved the Scheme of Arrangement Proposal (as defined in the Proxy Statement):

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
284,924,422	6,370,548	189,906	0

3. At the Extraordinary General Meeting of the Shareholders held on April 30, 2010, the Shareholders approved the following:

     a.The Distributable Reserves Proposal (as defined in the Proxy Statement):

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
297,031,681	6,321,655	221,082	0

     b. The Director Nomination Procedures Proposal (as defined in the Proxy Statement):

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
268,472,174	34,819,969	282,275	0

     c. The Name Change Proposal (as defined in the Proxy Statement):

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
297,068,913	6,274,559	230,946	0

Item 8.01. Other Events.

The Company issued a press release on April 30, 2010 announcing, among other things, the results of the shareholder meetings with respect to the redomestication. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The Company’s Series C and Series E preference shareholders did not approve the exchange of their preference shares for preference shares of the new Irish parent holding company and, as a result, they will remain shareholders of XL Capital Ltd following the completion of the redomestication. As disclosed in the Proxy Statement, the redomestication is not conditioned on completion of the exchange of the preference shares or any approval by the Company’s Series C or Series E preference shareholders. Accordingly, the Company expects to complete the redomestication if the Company obtains the requisite approval from the Grand Court of the Cayman Islands and the other conditions to the Scheme of Arrangement are satisfied or, if allowed by law, waived.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

99.1: Press Release (“XL Capital Ltd Shareholders Approve Redomestication to Ireland From the Cayman Islands”) dated April 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XL Capital Ltd

April 30, 2010	By:	/s/ Kirstin R. Gould
Kirstin R. Gould
Title: Secretary and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	XL Capital Ltd Shareholders Approve Redomestication to Ireland From the Cayman Islands